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                                                                    EXHIBIT 23.6

                       CONSENT OF ROBERTSON STEPHENS, INC.

          We hereby consent to the inclusion of and reference to our opinion dated January 28, 2001 to the Board of Directors of Dallas Semiconductor Corporation ("Dallas") in the Registration Statement on Form S-4, and amendment No. 1, (the "Registration Statement") of Maxim Integrated Products, Inc. ("Maxim"), covering common stock of Maxim to be issued in connection with the proposed business combination involving Dallas and Maxim. In giving the foregoing consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the "Securities Act"), or the rules and regulations promulgated thereunder, nor do we admit that we are experts with respect to any part of the Registration Statement within the meaning of the term "experts" as used in the Securities Act or the rules and regulations promulgated thereunder.

                                     /s/ Robertson Stephens, Inc.
                                     San Francisco, California
                                     March 5, 2001